SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

Amendment to Series C Preferred Certificate of Designation

          On August 12, 2015, True Drinks Holdings, Inc. (the “Company”) filed the Second Amended and Restated Certificate of Designation, Preferences, Rights and Limitations (the “Series C Amendment”) with the Nevada Secretary of State in order to increase the number of shares of the Company’s preferred stock designated as Series C Convertible Preferred Stock from 90,000 to 115,000 and to permit the transactions contemplated by the Series C Offering, as described below.

Series C Offering

           On August 13, 2015 (the “Initial Investment Date”), the Company and one of the Company’s current shareholders (the “Investor”) entered into a Securities Purchase Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Purchase Agreement”), wherein the Investor agreed to purchase up to 17,648 shares of the Company’s Series C Convertible Preferred Stock for $113.33 per share (the “Shares”) over the course of three separate closings (the “Series C Offering”). The Company issued an aggregate total of 7,942 Shares on the Initial Investment Date, and anticipates issuing 6,177 Shares on or before August 28, 2015 and the remaining 3,529 Shares on or before September 15, 2015.

           As additional consideration for the purchase of Shares in the Series C Offering, the Investor will receive five-year warrants, in the form attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Warrants”), exercisable for $0.17 per share (the “Exercise Price”), to purchase that number of shares of the Company's common stock, par value $0.001 per share (“Common Stock”), equal to 35% of that number of shares of Common Stock determined by dividing (i) the Stated Value (as such term is defined in the Series C Amendment) of the Shares purchased by the Investor by (ii) the Exercise Price (the “Warrant Shares”).

           In addition to the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement, in the form attached to this Current Report on Form 8-K as Exhibit 10.3 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the Warrant Shares issuable upon exercise of the Warrants, and the shares of Common Stock issuable upon conversion of the Shares, under the Securities Act on a Registration Statement on Form S-1 (the “Registration Statement”) on or before February 13, 2016.

           The issuance of the Shares on the Initial Investment Date resulted in gross proceeds to the Company of approximately $900,000, and the Company expects to receive an aggregate total of $2.0 million in gross proceeds upon completion of the Series C Offering. The Company expects to use these proceeds for general working capital purposes.

           The Shares and Warrants were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it was an "accredited investor" as defined in Regulation D, and not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Item 3.03	Material Modifications to Rights of Security Holders.

See Item 3.02.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

           The foregoing descriptions of the Series C Amendment, Purchase Agreement, Warrant and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Series C Amendment, form of Purchase Agreement, form of Warrant and form of Registration Rights Agreement attached hereto as Exhibits 3.1, 10.1, 10.2 and 10.3, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: August 18, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of True Drinks Holdings, Inc., dated August 12, 2015
10.1	Form of Securities Purchase Agreement, dated August 13, 2015
10.2	Form of Common Stock Purchase Warrant, dated August 13, 2015
10.3	Form of Registration Rights Agreement, dated August 13, 2015